Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Parallel Petroleum Corporation
Midland, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.33-90296, No. 333-112518 and No. 333-119725) and Form S-8 (No. 33-57348, No. 333-34617, No. 333-669380 and No. 333-117533) of Parallel Petroleum Corporation of our reports dated February 28, 2005, relating to the Consolidated Financial Statements, and the effectiveness of Parallel Petroleum Corporation’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP

Houston, Texas

March 15, 2005